Exhibit 5.3

November 22, 2017	Patrick G. Goetzinger
Email: patrick@gpna.com
Direct Dial: (605) 719-3442
Fax No.: (605) 342-9503

Boot Barn Holdings, Inc.

15345 Barranca Parkway

Irvine, California 92618

Re:          Boot Barn Holdings, Inc.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special South Dakota counsel for Boot Barn Holdings, Inc., a Delaware corporation (the “Company”), and its subsidiary, RCC Western Stores, Inc. (the “South Dakota Subsidiary”), in connection with its filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).  The Registration Statement relates to the offer and sale by the Company pursuant to Rule 415 under the Act from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”), which may include any or all of the following: (i) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”); (ii) shares of one or more series of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”); (iii) one or more series of the Company’s debt securities (the “Debt Securities”); (iv) guarantees (“Guarantees”) of the Debt Securities by subsidiaries of the Company, including the South Dakota Subsidiary (the “Guarantors”); (v) warrants to purchase shares of Common Stock, Preferred Stock, Debt Securities, Depository Shares (as defined below) or securities of third parties or other rights or any combination thereof (“Warrants”); and (vi) depository shares representing an interest in Preferred Stock (“Depository Shares”).  The Registration Statement also relates to the offer and sale of Common Stock by certain stockholders of the Company (the “Selling Stockholders”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i)  the organizational documents of South Dakota Subsidiary; (ii) the form of Indenture to be entered into by the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Debt Securities and Guarantees are to be issued from time to time (the “Indenture”), and (iii) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, pdf or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.  With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company and the South Dakota Subsidiary, representations made by the Company and the South Dakota Subsidiary in documents examined by us and representations of officers of the Company and the South Dakota Subsidiary.  We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time any Securities  are offered and sold as contemplated by the Registration Statement, (ii) in connection with any offer and sale of Securities, a prospectus supplement will have been prepared and filed with the Commission in accordance with the rules and regulations of the Commission, and (iii) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

Based upon the foregoing examination and in reliance thereon, and subject to (x) the assumptions stated and in reliance on statements of fact contained in the documents that we have examined and (y) completion of all corporate action required to be taken by the South Dakota Subsidiary to duly authorize each proposed issuance of Guarantees, we are of the opinion that:

With respect to the Guarantees to be issued by the South Dakota Subsidiary under the Indenture, when (a) the terms of such Guarantees and the applicable Debt Securities have been established in accordance with the Indenture, (b) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company, the  Guarantors and the Trustee and (c) such Guarantees and the applicable Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Guarantees of the South Dakota Subsidiary will constitute legal, valid and binding obligations of the South Dakota Subsidiary under the laws of South Dakota.

Our opinions set forth above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) the discretion of the court before which any proceeding may be brought, general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law, and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Debt Security may impair collectability of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon.  We express no opinion regarding the effectiveness of (x) any waiver of stay, extension or usury laws or of unknown future rights, or (y) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

We render the foregoing opinion as members of the bar of the State of South Dakota and express no opinion as to laws other than the laws of the State of South Dakota.

We consent to the reliance upon our opinion by Morgan, Lewis & Bockius LLP for the purposes of their opinion filed as an exhibit to the Registration Statement.

Although the Guarantees of South Dakota Subsidiary may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ Patrick G. Goetzinger
Patrick G. Goetzinger

PGG:sr